POWER OF ATTORNEY
      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Charmaine Perdon, R. Joel Todd and Scott Lesmes of Morrison & Foerster LLP, Lori Sudowe and Paul Tauber
of Coblentz, Patch, Duffy & Bass LLP, and Chad Bradford, Nelda Bruce and Sarah Fagin Cutrona of Elevate Credit, Inc., or any of them signing singly, and with full power of substitution, the
undersigned's true and lawful attorney-in-fact to:
(1)	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") any forms necessary to obtain or update a CIK, CCC, Password or PMAC code or generate other EDGAR codes on my behalf enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the
SEC;
(2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or more than
10% stockholder of Elevate Credit, Inc. (the "Company"), Forms
3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any
amendment or amendments thereto and timely file such form with the SEC and any stock exchange or similar authority; and
(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 12/8/2021.


/s/ Saundra Schrock
Saundra Schrock